As filed with the Securities and Exchange Commission on May 20, 1996
                                                Registration No. 333-
-------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                    -------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                                    -------------

                         ADVANCED ENERGY INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)

              DELAWARE                                         84-0846841
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

              1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525 (Address, including zip code, of principal executive offices)

                           EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  RICHARD P. BECK
                          ADVANCED ENERGY INDUSTRIES, INC.
                1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525
                                  (970) 221-4670
             (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                                    -------------

                                     COPIES TO:
                                 CARISSA C. W. COZE
                          THELEN, MARRIN, JOHNSON & BRIDGES
                          TWO EMBARCADERO CENTER, 21ST FLOOR
                            SAN FRANCISCO, CA 94111-3995

                                    -------------

                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE          AGGREGATE           AMOUNT OF
    TO BE REGISTERED         REGISTERED (1)      PER SHARE (2)      OFFERING PRICE (2)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $0.001
per value...............     200,000 shares          $7.75              $1,550,000         $534.49
---------------------------------------------------------------------------------------------------------

____________
(1) The maximum number of shares of Common Stock to be offered under the Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Stock on the Nasdaq National Market on May 16,
    1996.
-------------------------------------------------------------------------------

                                 PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   The documents containing the information specified in Part I of Form S-8 will be or have been sent or given to participants in the Employee Stock Purchase Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

   Such documents are not submitted to the Securities and Exchange Commission herewith in accordance with the Note to Part I of Form S-8, but (together with the documents incorporated by reference herein pursuant to Item 3 of
Part II, below) shall constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 1.  PLAN INFORMATION

         See above.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         See above.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed with the Securities and Exchange Commission by Advanced Energy Industries, Inc. (the "Company") are incorporated by reference in this registration statement:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

   (c) The description of the Company's common stock, $0.001 par value, contained in the Company's registration statement on Form 8-A filed under the Exchange Act on October 12, 1995, including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference herein if such document is filed after the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters securities then remaining unsold).

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   As permitted by the Delaware General Corporation Law ("GCL"), the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), provides that no director of the Company shall be personally liable to the Company or any stockholder of the Company for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the GCL; or (iv) for any action from which the director derived an improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

   In addition, the Company's By-Laws provide that the Company shall indemnify its Executive Officers (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) and directors, and any employee who serves as an Executive Officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the GCL; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its Executive Officers and Directors; and, provided further, that the Company shall not be required to indemnify any Executive Officer or director in connection with any proceeding (or part thereof) initiated by such person unless; (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the GCL; or (iv) such indemnification is required to be made under the By-Laws of the Company. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

Item 8.  EXHIBITS

         Number Exhibit

         4.1    Company's Restated Certificate of Incorporation*
         4.2    Company's By-laws*
         5      Opinion of Counsel
         24.1   Consent of Counsel (included in Exhibit 5)
         24.2   Consent of Independent Accountants
         25     Powers of Attorney (See Pages II-4 and II-5)

        * Incorporated by reference to the Company's registration statement on Form S-1 dated September 20, 1995, as amended.

Item 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on this 17th day of May, 1996.


                                      Advanced Energy Industries, Inc.,
                                      a Delaware corporation


                                      By:     /s/ Richard P. Beck
                                              ------------------------------

                                      Name:   Richard P. Beck
                                              ------------------------------

                                      Title:  Vice President and Chief
                                              Financial Officer
                                              ------------------------------


                         POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Douglas S. Schatz, G. Brent Backman and Richard P. Beck, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                                            /s/ Douglas S. Schatz

Date: May 17, 1996                          Douglas S. Schatz
                                            President and Chief Executive
                                            Officer and Director
                                            (Principal Executive Officer)

                                            /s/ Richard P. Beck

Date: May 17, 1996                          Richard P. Beck
                                            Vice President and Chief
                                            Financial Officer and Director
                                            (Principal Financial and Accounting
                                              Officer)


                                            /s/ G. Brent Backman

Date: May 17, 1996                          G. Brent Backman
                                            Director

                                            /s/ Elwood Spedden

Date: May 17, 1996                          Elwood Spedden
                                            Director

                                            /s/ Jon D. Tompkins

Date: May 17, 1996                          Jon D. Tompkins
                                            Director

                           EXHIBIT INDEX

                                                   SEQUENTIAL
NUMBER       EXHIBIT                              PAGE NUMBER
------       -------                              ------------

4.1          Company's Restated Certificate of
              Incorporation*                           --
4.2          Company's By-laws*                        --
5            Opinion of Counsel
24.1         Consent of Counsel (included in
              Exhibit 5)
24.2         Consent of Independent Accountants
25           Powers of Attorney (See Pages II-4
              and II-5)                                --

* Incorporated by reference to the Company's registration statement on Form S-1 dated September 20, 1995, as amended.